Telecommunication Systems Refinances March 2006 Debt
Amended Bank Agreement Enables Early Retirement Of Notes; Accretive To Net
Income By Approximately $450,000 Per Quarter Starting Q3 07
ANNAPOLIS, Md., June 29 /PRNewswire-FirstCall/ — TeleCommunication Systems,
Inc. (TCS) (Nasdaq: TSYS), a global leader in mission-critical wireless communication technology, announced it has refinanced $10 million of its long-term debt under an amended bank term loan agreement with SVB Silicon
Valley Bank. SVB Silicon Valley Bank is the commercial banking arm of SVB
Financial Group (Nasdaq: SIVB).
Term notes issued in March 2006, which were carried net of discount at about $8 million, had 14% per annum interest and were due in March 2009. They were retired early with a five-year SVB bank term loan at a prime-based interest rate, or 8.5% as of today. At the time of the refinancing, there were no borrowings outstanding under the company’s revolving line of credit with SVB, which originated in May 2002. The interest rate on any future borrowings under the $22 million revolving credit line has been reduced to the bank’s prime rate.
“This facility allows us to pay off a higher cost obligation, while continuing a banking relationship that has supported the changes in our business for more than five years,” said Maurice B. Tose, TCS chairman, president and CEO. “Our updated arrangement will also enhance our flexibility in taking large orders under our new federal satcom contract vehicles and other opportunities, while reducing financing expense by about $450,000 per quarter, including about
$140,000 of cash interest.”
Financial reporting of the transaction will include a one-time non-cash charge of about $2.3 million in the second quarter of 2007 for the write-off of the unamortized discount and deferred debt issuance expenses associated with the
March 2006 financing.
“We’ve been impressed by the trend of TCS’s performance in its continuing businesses,” said Andrew Rico, senior relationship manager for SVB Silicon
Valley Bank. “We look forward to continuing our partnership with TCS and supporting their continuing growth.”
About SVB Silicon Valley Bank
SVB Silicon Valley Bank provides commercial banking services to emerging growth and mature companies in the technology, life science, private equity and premium wine industries. Through its focus on specialized markets and extensive knowledge of the people and business issues driving them, SVB Silicon Valley
Bank provides a level of service and partnership that measurably impacts its clients’ success. Founded in 1983 and headquartered in Santa Clara, Calif., the company serves clients around the world through 27 U.S. offices and three international operations. SVB Silicon Valley Bank is a member of global financial services firm SVB Financial Group, with SVB Alliant, SVB Analytics,
SVB Capital, SVB Global and SVB Private Client Services. Disclaimer: SVB
Silicon Valley Bank refers to Silicon Valley Bank, the California bank subsidiary and the commercial banking operation of SVB Financial Group. Banking services are provided by Silicon Valley Bank, a member of the FDIC and the
Federal Reserve. SVB Private Client Services is a division of Silicon Valley
Bank. SVB Financial Group is also a member of the Federal Reserve.
More information can be found at http://www.svb.com.
ABOUT TELECOMMUNICATION SYSTEMS, INC.
TeleCommunication Systems, Inc. (TCS) (Nasdaq: TSYS) produces wireless data communications technology solutions that require proven high levels of reliability. TCS provides wireless and VoIP E9-1-1 network-based services, secure deployable communication systems and engineered satellite-based services, and commercial location applications, like traffic and navigation, using the precise location of a wireless device. Customers include leading wireless and VoIP operators around the world, and agencies of the U.S.
Departments of Defense, State, and Homeland Security. For more information, visit http://www.telecomsys.com.
Except for the historical information contained herein, this news release contains forward-looking statements as defined within Section 27A of the
Securities Act of 1933, as amended, and Section 21E of the Securities and
Exchange Act of 1934, as amended. These statements are based upon TCS’ current expectations and assumptions that if incorrect would cause actual results to differ materially from those anticipated, and they are subject to risks and uncertainties including those detailed from time to time in the Company’s SEC reports, including the report on Form 10-K for the year ended December 31, 2006 and the report on Form 10-Q for the quarter ending March 31, 2007.
Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The
Company undertakes no obligation to update or revise the information in this press release, whether as a result of new information, future events or circumstances, or otherwise.
SOURCE TeleCommunication Systems, Inc.
CONTACT: Tom Brandt, CFO of TeleCommunication Systems, Inc., +1-410-280-1001,
tbrandt@telecomsys.com; investor relations, Ron Both of Liolios Group for
TeleCommunication Systems, Inc., +1-949-574-3860, ron@liolios.com; Andrew Rico,
Senior Relationship Manager of SVB Silicon Valley Bank +1-703-448-5066,
arico@svb.com